As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-165833
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECA Marcellus Trust I (Exact name of co-registrant as specified in its charter)	Energy Corporation of America (Exact name of co-registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	West Virginia (State or other jurisdiction of incorporation or organization)
1311 (Primary Standard Industrial Classification Code Number)	1311 (Primary Standard Industrial Classification Code Number)
27-6522024 (I.R.S. Employer Identification No.)	84-1235822 (I.R.S. Employer Identification No.)
919 Congress Avenue Suite 500 Austin, Texas 78701 (512) 236-6599	4643 South Ulster Street Suite 1100 Denver, Colorado 80237 (303) 694-2667
(Address, including zip code, and telephone number, including area code, of agent of service)	(Address, including zip code, and telephone number, including area code, of agent of service)
The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue Suite 500 Austin, Texas 78701 (512) 236-6599 Attention: Michael J. Ulrich	Donald C. Supcoe 4643 South Ulster Street Suite 1100 Denver, Colorado 80237 (303) 694-2667
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Copies to:

David P. Oelman Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	Thomas R. Goodwin Tammy J. Owen Goodwin & Goodwin, LLP 300 Summers Street Suite 1500 Charleston, West Virginia 25301 (304) 346-7000	Joshua Davidson Baker Botts L.L.P. One Shell Plaza 910 Louisiana St. Houston, Texas 77002 (713) 229-1234

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.	Other Expenses Of Issuance And Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing and the NYSE listing fee, the amounts set forth below are estimates.

Registration fee	$15,498
FINRA filing fee	$22,235
NYSE listing fee	$250,000
Printing and engraving expenses	$500,000
Fees and expenses of legal counsel	$1,800,000
Accounting fees and expenses	$500,000
Transfer agent and registrar fees	$25,000
Miscellaneous	$87,267

Total	$3,200,000

*	To be provided by amendment

Item 14.	Indemnification Of Directors And Officers.

The trust agreement provides that the trustee and its officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by it individually or as trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which it is liable under the trust agreement. In this regard, the trustee shall be liable only for fraud or gross negligence or for acts or omissions in bad faith and shall not be liable for any act or omission of any agent or employee unless the trustee has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. The trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure it for the foregoing indemnification.

The West Virginia Business Corporation Act also allows a corporation to indemnify any person who was or is threatened to be made party to any action or suit brought by or in the right of the corporation against all expenses, fines, judgments and payments made in settlement, including legal fees. The person must have acted in good faith with no reason to believe the actions taken were in opposition to the corporation. Indemnification is not permitted in situations where the party seeking the indemnity was adjudged liable for negligence or misconduct regarding tax matters.

The West Virginia Business Corporation Act also provides that corporations may purchase and maintain insurance to cover possible indemnities, regardless of whether the corporation is otherwise allowed to indemnify the party under its provisions.

Article XI of Energy Corporation of America’s Certificate of Incorporation provides that no director of Energy Corporation of America shall be liable to Energy Corporation of America or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Energy Corporation of America or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 9 of the Corporation Act or (iv) for any transaction from which the director derived an improper personal benefit.

Item 15.	Recent Sales Of Unregistered Securities.

None.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1***	—	Form of Underwriting Agreement
3	.1*	—	Certificate of Trust of ECA Marcellus Royalty Trust I
3	.2*	—	Articles of Incorporation of Energy Corporation of America.
3	.3*	—	Amended Articles of Incorporation of Energy Corporation of America dated July 31, 1998.
3	.4*	—	Amended Articles of Incorporation of Energy Corporation of America dated December 10, 1998.
3	.5*	—	Amended Bylaws of Energy Corporation of America.
4	.1*	—	Trust Agreement dated March 19, 2010.
4	.2*	—	First Amendment to the Trust Agreement dated May 7, 2010.
4	.3*	—	Form of Amended and Restated Trust Agreement among Energy Corporation of America and .
5	.1***	—	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units
8	.1***	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
10	.1*	—	Second Amended and Restated Credit Agreement dated September 7, 2007 by and among Energy Corporation of America, the Lenders signatory thereto and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), as the Arranger and Administrative Agent.
10	.2*	—	First Amendment to Second Amended and Restated Credit Agreement dated August 4, 2008, 2009 by and among Energy Corporation of America, the Lenders signatory thereto and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), as the Arranger and Administrative Agent.
10	.3*	—	Second Amendment to Second Amended and Restated Credit Agreement dated June 17, 2010 by and among Energy Corporation of America, the Lenders signatory thereto and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), as the Arranger and Administrative Agent.
10	.4*	—	Form of Term Overriding Royalty Interest Conveyance (PDP)
10	.5*	—	Form of Term Overriding Royalty Conveyance (PUD)
10	.6*	—	Form of Perpetual Overriding Royalty Interest Conveyance (PDP)
10	.7*	—	Form of Perpetual Overriding Royalty Conveyance (PUP)
10	.8*	—	Form of Private Investor Assignment and Conveyance
10	.9*	—	Form of Private Investor Conveyance
10	.10*	—	Form of Administrative Services Agreement

Exhibit
Number			Description

10	.11*	—	Form of Development Agreement
10	.12*	—	Form of Swap Agreement
10	.13*	—	Form of Drilling Support Lien
10	.14*	—	Form of Royalty Interest Lien
10	.15*	—	Form of Registration Rights Agreement
21	.1*	—	Subsidiaries of Energy Corporation of America
23	.1*	—	Consent of Ernst & Young LLP
23	.2***	—	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)
23	.3***	—	Consent of Vinson & Elkins, L.L.P. (contained in Exhibit 8.1)
23	.4*	—	Consent of Ryder Scott
24	.1*	—	Power of Attorney set forth on the signature page contained in Part II

*	Previously filed

**	To be filed by amendment

***	Filed herewith

Item 17.	Undertakings.

The undersigned registrants hereby undertake that:

(1) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(2) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Austin, State of Texas, on June 25, 2010.

ECA Marcellus Trust I

By:	The Bank of New York Mellon Trust Company, N.A.

By:	/s/ Mike J. Ulrich
Name:     Mike J. Ulrich

Title: Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on June 25, 2010.

Energy Corporation of America

By:	/s/ John Mork
Name:     John Mork

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of the date indicated above.

Signature	Title

/s/ John Mork John Mork	President and Chief Executive Officer (Principal executive officer)

/s/ Donald C. Supcoe Donald C. Supcoe	Senior Vice President; Secretary and General Counsel

/s/ Michael S. Fletcher Michael S. Fletcher	Chief Financial Officer (Principal accounting and financial officer)

* W. Gaston Caperton, III	Director

* Peter H. Coors	Director

* L.B. Curtis	Director

* John J. Dorgan	Director

* John Fischer	Director

* Thomas R. Goodwin	Director

* F.H. McCullough, III	Director

Signature		Title

* Julie Mork		Director

* Jerry Neely		Director

* Arthur C. Nielsen, Jr.		Director

* Jay S. Pifer		Director

*By:	/s/ Donald C. Supcoe Donald C. Supcoe Attorney-in-fact